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EXHIBIT 21



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statements of
Value Health, Inc. and Subsidiaries on Form S-8 (File Nos. 33-74002, 33-42969 and 33-310695) and on Form S-3 (File Nos. 33-85568, 33-89248 and 33-30082) of
our report dated February 19, 1997 on our audits of the consolidated financial statements and financial statement schedule of Value Health, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.



Coopers & Lybrand
Hartford, Connecticut
March 20, 1997

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